EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Paychex, Inc. (the “Company”) on Form 10-Q for the period ended August 31, 2010 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), the Company’s Executive Committee, consisting of its Chief Financial Officer, Senior Vice President, Operations and Senior Vice President of Sales and Marketing, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC upon request.

Date: September 27, 2010	/s/ John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

Date: September 27, 2010	/s/ Martin Mucci
Senior Vice President, Operations

Date: September 27, 2010	/s/ Delbert M. Humenik
Senior Vice President of Sales and Marketing